November 3, 2025

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by PHINIA Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of the Form 8-K of PHINIA Inc. dated November 3, 2025. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Attachment
PricewaterhouseCoopers LLP, 500 Woodward Avenue, Detroit, Michigan 48226
T: (313) 394 6000, www.pwc.com/us